SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

--------------------------------------------------------------------------------
Check the appropriate box:

    /_/     Preliminary Information Statement

    /_/ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

    /X/     Definitive Information Statement

                               MACHINETALKER, INC.
          -------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

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    /_/     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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                           transaction applies:

                  (2)      Aggregate  number of securities to which  transaction
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                           transaction  computed  pursuant to Exchange  Act Rule
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            Act Rule 0-11(a)(2) and identify the filing for which the offsetting
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





                               MACHINETALKER, INC.
                              513 DE LA VINA STREET
                         SANTA BARBARA, CALIFORNIA 93101

                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS

                                 AUGUST 30, 2010






To The Shareholders of MachineTalker, Inc.

         Roland F. Bryan, Pearl Innovations, LLC and Cumorah Capital, Inc. (collectively, the "Majority Shareholders") are entitled to vote of a total of 329,921,972 shares or approximately 68.1% of the total issued and outstanding stock of MachineTalker, Inc., a Delaware corporation (the "Company" or "MTI"). The Majority Shareholders intend to adopt a resolution by written consent in lieu of a meeting pursuant to the General Corporation Law of the State of Delaware Effect in order to (i) effect a one-for-five reverse stock split of all issued and outstanding common stock of the Company for shareholders of record and (ii) change the name of the Company to Solar3D, Inc.




             Roland F. Bryan, Chief Executive Officer and President

                                   -----------

             WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

                                   -----------

                               MACHINETALKER, INC.
                              513 DE LA VINA STREET
                         SANTA BARBARA, CALIFORNIA 93101


                                 AUGUST 30, 2010

                               SHAREHOLDERS ACTION

         The Majority Shareholders submitted their consents to the shareholder resolutions described in this Information Statement on or about August 5, 2010 to be effective upon satisfaction by the Company of all applicable filing and notification requirements of the Securities and Exchange Commission. As of August 5, 2010, the Majority Shareholders were entitled to vote of record 329,921,972 shares of the Company's common stock, par value $0.001 per share, or approximately 68.1% of the total issued and outstanding common stock of the
Company. The remaining outstanding shares of common stock are held by approximately 325 other shareholders.

         The Majority Shareholders consist of Roland F. Bryan, the Chairman, Chief Executive Officer, President, and Chief Financial Officer of the Company, Pearl Innovations, LLC, and Cumorah Capital, Inc.

         Holders of the common stock of record as of August 30, 2010 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to all of the shareholder resolutions described in this Information Statement. Other shareholders who desire to submit their consents must do so by September 10, 2010 and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. California law does not require that the proposed transactions be approved by a majority of the disinterested shareholders. A total of 484,199,015 shares of common stock will be entitled to vote on the Company's proposed transactions described in this Information Statement.


                        THE COMPANY AND THE TRANSACTIONS

PROPOSED SHAREHOLDER ACTION

         The Company has its executive offices at 513 De La Vina Street, Santa Barbara, California 93101, and its telephone number is (805) 957-1680. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend its Certificate of Incorporation (the "Certificate Amendment") in order to (i) effect a one-for-five reverse stock split of all issued and outstanding common stock of the Company for shareholders of record on the date the Certificate Amendment is recorded. No fractional shares will be issued and (ii) change the name of the Company to Solar3D, Inc. If the reverse stock split would result in the issuance of a fractional share to any shareholder, the number of shares issuable to the shareholder will be rounded down to the next lower whole number of shares. The authorized capital stock of the Company consists of 500,000,000 shares of common stock, par value $0.001 per share, of which approximately 96,839,803 shares will be issued and outstanding after the reverse stock split becomes effective. The Company's shareholders do not have dissenter's rights with respect to the reverse stock split.

         The Board of Directors of the Company voted unanimously to implement the Certificate Amendment because the Board of Directors believes that effecting a one-for-five reverse stock split of all issued and outstanding common stock of the Company will allow the Company to raise the capital necessary for the Company to grow its business or to acquire other businesses in the future, which may require the Company to issue a significant number of additional shares of its common stock. The Board of Directors also believes that changing the name of the Company from MachineTalker, Inc. to Solar3D, Inc. is appropriate because the name Solar3D, Inc. more accurately reflects the Company's new business focus, which will be centered on the acquisition, development, and commercialization of new proprietary technology to significantly increase the efficiency and energy production of solar photovoltaic cells that are currently offered in the market, and that may be developed in the future. The Company has not currently identified any acquisition candidates.

         The Company is not expected to experience a material tax consequence as a result of the Certificate Amendment. Effecting the reverse stock split may, however, subject the Company's existing shareholders to future dilution of their ownership and voting power in the Company because more authorized but unissued stock will be available to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the names of the Company's executive officers and directors and all persons known by the Company to beneficially own 5% or more of the issued and outstanding common stock of MTI at August 30, 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of August 30, 2010 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership of each beneficial owner is based on 484,199,015 outstanding shares of common stock. Except as otherwise listed below, the address of each person is c/o MachineTalker, Inc., 513 De La Vina Street, Santa Barbara, California 93101. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.

         NAME AND ADDRESS
          OF STOCKHOLDER                  NUMBER OF SHARES OWNED(1)       PERCENTAGE OF OWNERSHIP
-----------------------------------------------------------------------------------------------------
ROLAND F. BRYAN (2)                              78,612,476                        16.24%

MARK J. RICHARDSON (3)                            6,270,000                         1.3%
1453 Third Street Promenade,
Suite 315
Santa Monica, California 90401

CUMORAH CAPITAL, INC.                            133,479,748                       27.6%

PEARL INNOVATIONS, LLC                           117,829,748                       24.3%

All Current Executive Officers as                78,612,476                        16.24%
   a Group

All Current Directors who are not                 6,270,000                         1.3%
   Executive Officers as a Group
---------------------------
(1)      Except as pursuant to applicable  community  property laws, the persons named in the table have sole voting and  investment  power with respect to all shares of common stock beneficially owned.

(2) Roland F. Bryan is the President, Chief Executive Officer, and Chairman of the Board of Directors of the Company. The Bryan Family Trust owns
         940,000  of these  shares.  Mr.  Bryan  holds  an  option  to  purchase
         1,080,000 shares from two existing shareholders at $0.50 per share, after accounting for the Company's one-for-five reverse stock split in April 2009.

(3)      Mark J. Richardson is a director of the Company.

ADDITIONAL INFORMATION

         Additional information regarding the Company, its business, its capital stock, and its financial condition are included in the Company's Form 10-K annual report and its Form 10-Q quarterly reports. Copies of the Company's Form 10-K for its fiscal year ending December 31, 2009 as well as the Company's Form 10-Q for the quarters ending March 31, 2010 and June 30, 2010 are available upon request to: Roland F. Bryan, Chief Executive Officer, President, and Chief Financial Officer, MachineTalker, Inc., 513 De La Vina Street, Santa Barbara, California 93101.


                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO ROLAND F. BRYAN, CHIEF EXECUTIVE OFFICER OF THE COMPANY, AT MACHINETALKER, INC., 513 DE LA VINA STREET, SANTA BARBARA, CALIFORNIA 93101, TELEPHONE (805) 957-1680. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE.

                                    EXHIBIT A
                    AMENDMENT TO CERTIFICATE OF INCORPORATION

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

                                       OF

                               MACHINETALKER, INC.


IT IS HEREBY CERTIFIED THAT:

         (1) The name of this Corporation is MACHINETALKER, INC.

         (2) The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on January 30, 2002.

         (3) The amendment to the Corporation's Certificate of Incorporation set forth below has been duly adopted by the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with Section 242 of the Delaware General Corporation Law, with the approval of the Corporation's stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.


                                     FIRST:

         The name of this corporation is SOLAR3D, INC.


                                    ELEVENTH:


         Effective on the date of the recording of this Amendment to Certificate of Incorporation with the Delaware Secretary of State, there shall be a one-for-five split of all issued and outstanding Common Stock of the Corporation such that for every five shares of Common Stock outstanding on such recording date, the shareholder of that Common Stock of record on such recording date shall thereafter own one share of Common Stock.

         IN  WITNESS  WHEREOF,   said   MachineTalker,   Inc.  has  caused  this
Certificate  to be signed  by duly  authorized  officers  on this [ ] day of [ ]
2010.




                          By:
                             --------------------------------------------------
                              Roland F. Bryan, President and Secretary










                                      -1-